UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2019 (October 31, 2019)

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Cool Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2001 NW 84th Avenue

Miami, FL 33122
(Address of principal executive offices, including zip code)

(858) 373-1675
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWSM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Convertible Note Amendments

On October 31, 2019, Cool Holdings, Inc. (the “Company”) entered into a second amendment agreement (the “Amendment”) with a debt holder (the “Holder”) to convert a portion of the outstanding principal amount of a convertible note held by the Holder into shares of common stock of the Company (the “Equity Securities”) at a conversion price of $0.51 per Equity Security (the “Conversion Price”).

Originally, the Holder entered into an amendment agreement (the “Original Agreement”) with the Company to convert the entire principal amount of $237,000 pursuant to a 12.0% unsecured convertible note issued on October 30, 2018 (the “Convertible Note”). Subsequently, the Amendment was entered into with the Holder to rescind its Original Agreement to convert its entire $237,000 principal amount into Equity Securities and, instead, convert only the principal amount of $162,000 (the “Conversion Amount”) under the Convertible Note into Equity Securities. As such, the Amendment resulted in the conversion of the Conversion Amount into 317,647 Equity Securities of the Company.

The Amendment also included the issuance to the Holder of 317,647 warrants (the “New Warrants”) in exchange for conversion of the Conversion Amount.  The New Warrants are exercisable for three-years at the Conversion Price.

Convertible Note Maturity Date Extension

On October 31, 2019, the Company also entered into an amendment number 2 with the holders of a principal amount of $700,000 of debt (the “Amount”) pursuant to Convertible Notes issued in October 2018 that, in addition to rescinding a previous agreement to convert the Amount and interest accrued thereon into Equity Securities, extended the maturity date of their October 2018 Convertible Notes until December 31, 2019 (the “Maturity Date Extension”).

Item 3.01Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on the Current Report on Form 8-K filed on October 7, 2019, the Company received a letter from the Nasdaq Listing Qualifications Staff (the “Staff”) on October 2, 2019 advising that the Staff had determined the Company had not regained compliance with Nasdaq Listing Rule 5550(b) and, unless the Company requested an appeal of this determination by October 8, 2019, trading of the Company’s common stock would be suspended from The Nasdaq Capital Market (“Nasdaq”) at the opening of business on October 10, 2019 and a Form 25 would be filed with the Securities and Exchange Commission (the "SEC") to remove the Equity Securities from listing and registration on the Nasdaq (the "Delisting").  The Company submitted an oral hearing request on October 7, 2019 (the “Hearing”) to the Nasdaq Hearings Panel (the “Panel”), with such request staying the Delisting.

On November 5, 2019, the Company notified the Panel that it was withdrawing its Hearing request.  Accordingly, on November 6, 2019, the Company received notification from Nasdaq that the Equity Securities will be scheduled for delisting from Nasdaq and will be suspended at the opening of business on November 8, 2019, and a Form 25 to remove the Equity Securities from listing and trading on Nasdaq will be filed with the SEC by Nasdaq when all its internal appeal periods have expired.

The Company has submitted an application for its Equity Securities to be traded on the Over-the-Counter OTCQB Venture Market (the “OTCQB”), and anticipates launching on the OTCQB the same date its Equity Securities are delisted from Nasdaq.

Item 3.02Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.  In connection with the Amendment, the issuance of Equity Securities of the Company and New Warrants were made in reliance on the exemption from registration provided by Section 3(a)(9) the Securities Act of 1933, as amended (the “Act”), since the Equity Securities of the Company and New Warrants were issued in exchange for a debt security of the Company held by the Holder where no commission or other remuneration was paid or given, directly or indirectly, for soliciting such exchange.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
4.1	Form of First Amendment to October 2018 12.0% Unsecured Convertible Note
4.2	Form of Amendment No. 2 to October 2018 12.0% Unsecured Convertible Note
99.1	Press Release dated November 6, 2019

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cool Holdings, Inc.
Date: November 6, 2019	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Chief Financial Officer